CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We consent to the reference to our firm in the Post-Effective Amendment to the Registration Statement on Form N-1A of Rockwood Fund, Inc. and to the use of our report dated January 15, 1999 on the financial statements and financial highlights. Such financial statements and financial highlights appear in the December 31, 1998 Annual Report to Shareholders which is incorporated by reference in the Registration Statement.

                                              TAIT, WELLER & BAKER

Philadelphia, Pennsylvania
February 25, 1999